Office of the Secretary of State Corporations & Charities Division

COVER SHEET FOR CONVERSION OF BUSINESS ENTITY

The undersigned, under penalties of perjury, do hereby attest to the conversion and/or domestication of the specified entity by virtue of the selections and information provided below.

Converting from: *(current domicile and entity type)*

⇩ **Choose 1 domicile** *(required)*

Domestic (Washington)	X
Foreign *(list domicile below)* ______________	

⇩ **Choose 1 entity type** *(required)*

	Governing statute
Profit Corporation	RCW 23.B X
Limited Liability Company (LLC)	RCW 25.15
Limited Partnership (LP or LLLP)	RCW 25.10
Limited Liability Partnership (LLP)	RCW 25.05
unincorporated entity	
Other: *(list below)* ______________	

Converting to: *(new domicile and entity type)*

⇩ **Choose 1 domicile** *(required)*

Domestic (Washington)	
Foreign *(list domicile below)* X DELAWARE	

⇩ **Choose 1 entity type** *(required)*

	Governing statute
Profit Corporation	RCW 23.B X
Limited Liability Company (LLC)	RCW 25.15
Limited Partnership (LP or LLLP)	RCW 25.10
Limited Liability Partnership (LLP)	RCW 25.05
unincorporated entity	
Other: *(list below)* ______________	

1. Current name of entity: COMMAND CENTER, INC.
2. UBI# (if available): ______________
3. Name of new entity: HIREQUEST, INC.
4. Date conversion is to be effective: 9/11/19
5. Street and mailing address for service of process if converted organization is foreign: ______ ###

____

City______________ State or Country______________ Postal Code______________

✱Attach required documents per RCW______________

X [signature] JOHN MCANNAR VP, SECRETARY 9/9/19 (843) 723-7400

Signature Printed Name Title Date Phone Number

Conversion Cover Sheet Washington Secretary of State Revised 6/14

ARTICLES OF ENTITY CONVERSION

of

COMMAND CENTER, INC.,

a Washington Corporation,

converting to

HIREQUEST, INC.,

a Delaware Corporation

Pursuant to RCW 23B.09.040 of the Washington Business Corporation Act, the undersigned, on behalf of Command Center, Inc., a Washington corporation, does hereby submit these Articles of Entity Conversion for the purpose of converting Command Center, Inc. to a Delaware corporation.

1.	Command Center, Inc., a Washington corporation, is being converted to HireQuest, Inc., a Delaware corporation.

2.	The name and form of the converting entity before being converted was Command Center, Inc., a Washington corporation.

3.	The name and form of the converted entity after being converted is HireQuest, Inc., a Delaware corporation.

4.	The conversion is effective as of 12:01 a.m. Eastern Time on September 11, 2019, under Section 103 of the Delaware General Corporation Law.

5.	The conversion was duly approved by the shareholders of the converting entity pursuant to RCW 23B.09.030.

In witness whereof, the undersigned, being duly authorized to sign on behalf of Command Center, Inc. has executed this certificate on the 9th day of September, 2019.

COMMAND CENTER, INC.

/s/ John McAnnar
(Signature)
Name:	John McAnnar
Title:	Vice President, General Counsel and Secretary